Exhibit 99.1

HC2 Holdings Reports Third Quarter 2015 Results

Net revenue of $277.5 million for the third quarter 2015 and $760.3 million for the 9 months

Ended September 30, 2015, Adjusted EBITDA of $24.7 million from our primary operating subsidiaries

New York, NY — (GlobeNewswire) — 11/2/2015 — HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC), a diversified holding company that focuses on acquiring, investing in and operating businesses that it considers to be under or fairly valued and growing its acquired businesses, today announced its consolidated results for the third quarter of fiscal 2015, which ended on September 30, 2015.

“We are very pleased with our third quarter execution, especially the continued strength of Schuff and Global Marine, two of HC2's key operating companies,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer. “We are encouraged by the 16% increase in Schuff’s backlog of projects during the quarter and the company's ongoing execution of building a solid revenue pipeline. In Marine Services, our outlook remains positive as Global Marine, a company that has been in business for more than 120 years, continues to perform as expected as their maintenance sector remains robust and continues to underpin results. We are also very excited about the progress at our Telecommunications segment which is now Adjusted EBITDA positive as a result of the past year’s restructuring of the PTGi ICS business. Looking forward, we will continue to pursue highly attractive, cash flow positive businesses and will remain committed to building long-term value in these businesses, which we believe will offer a significant value added proposition to our shareholders.”

Third Quarter 2015 Financial Highlights:

•	Net revenue: HC2 recorded consolidated total net revenues of $277.5 million for the third quarter of 2015, an increase of $98.0 million, or 54.6%, as compared to the third quarter of 2014 as reported and up $53.5 million, or 23.9%, from the third quarter of 2014 on a pro-forma basis. Net revenue for the third quarter of 2015 decreased $3.5 million, or 1%, when compared to the seasonally high second quarter of $281.0 million, primarily driven by decreases in our Manufacturing segment due to a reduction in industrial projects in the Gulf Coast region and our Marine Services segment due to lower installation projects during the quarter. The decrease was largely offset by continued improvement in our Telecom segment due to continued expansion into emerging markets.

HC2 recorded consolidated total net revenue of $760.3 million for the nine months ended September 30, 2015, an increase of $440.9 million, or 138%, as compared to the same period last year as reported and an increase of $130.2 million, or 20.7%, for the same period of 2014 on a pro-forma basis.

•	Operating Income: Income from operations for the third quarter was $2.4 million compared to $3.3 million during the second quarter of 2015. The decrease in operating profit was largely the result of an increase in acquisition costs as we look to close the insurance transaction in the fourth quarter along with lease termination costs in our Telecom segment as they continue to consolidate operations to low cost countries offset in part by cost savings in our Pacific region and favorable mix in higher margin projects in our Manufacturing segment.
•	Adjusted EBITDA: HC2 reported total Adjusted EBITDA of $14.1 million and $39.4 million for the three and nine month period ended September 30, 2015, respectively, up from $8.4 million and $9.0 million from the three and nine month periods ended September 30, 2014, respectively, as reported.

Adjusted EBITDA for HC2’s primary operating subsidiaries, Schuff and Global Marine, was a combined $24.7 million for the third quarter of 2015 and $69.8 million for the first nine months of the year. Schuff continued to grow its Adjusted EBITDA during the quarter to $14.4 million as the company continued to profit from improved margins in the Pacific division. In the Telecommunications segment, PTGi ICS enjoyed positive Adjusted EBITDA for the second consecutive quarter.

Adjusted EBITDA growth during the first nine months of the year was largely the result of our ability to subcontract work at lower costs in our Manufacturing segment along with an increased level of installation work in our Marine Services segment. This was offset, in part by, early stage investments and increases in deal related diligence expenses in Corporate and Other segments.

•	Balance sheet: As of September 30, 2015, HC2 had consolidated cash, cash equivalents and short-term investments of $84.7 million.

Additional Third Quarter Highlights and Recent Developments:

•	HC2 has received $16.2 million in total dividends year-to-date from its primary subsidiaries, including $8.2 million from Schuff and $8.0 million from Global Marine.
•	Schuff’s backlog was $381.6 million as of September 30, 2015, compared to $329.3 million as of June 30, 2015. We expect to continue to add backlog during the fourth quarter. Notable ongoing projects include the Wilshire Grand Center in Los Angeles, the Sacramento Kings Arena, and the new Apple headquarters in Cupertino, CA.
•	Global Marine completed a major fiber optic project in the Gulf of Guinea and had its first installation of the R2 repeater following successful sea trials. In addition, Huawei Marine, a Global Marine joint venture company, announced it will construct the Cameroon-Brazil Cable System, connecting Africa to Latin America.
•	HC2’s acquisition of long-term care and life insurance businesses, United Teacher Associates Insurance Company and Continental General Insurance Company, is expected to close during the fourth quarter of 2015, subject to receipt of required governmental approvals.
•	American Natural Gas (“ANG”) completed a new compressed natural gas (“CNG”) facility at the Tops Friendly Markets distribution center in Lancaster, New York. ANG is also building CNG stations near Rochester, New York and in Georgetown, Kentucky where Bestway Express, a truckload carrier, will be the anchor tenant.
•	Pansend Life Sciences, LLC has entered into an agreement to provide $22.4 million in staged financing with MediBeacon, Inc., maker of a proprietary noninvasive real-time monitoring system for kidney function.
•	On October 9, 2015, HC2 announced that one of its shareholders, HGI Funding, LLC (“HGI”), a subsidiary of HRG Group, Inc., entered into a definitive stock purchase agreement for the sale of 4,678,395 shares of common stock at $7.50 per share. HC2 did not receive any of the proceeds from the sale. The purchasers included Philip Falcone, HC2’s Chairman, President and Chief Executive Officer, who purchased 540,000 shares and Paul Voigt, HC2’s Senior Managing Director, who purchased 100,000 shares.

Non-GAAP Financial Measures and Other Information

Pro forma net revenue gives effect to revenues from our 2014 acquisitions of Schuff and Global Marine as if they had occurred on January 1, 2014.

Management believes that presenting pro forma net revenue is important to understanding HC2’s financial performance, providing better analysis of trends in our underlying businesses as it allows for comparability to prior period results.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for gain (loss) on sale or disposal of assets; lease termination costs; interest expense; amortization of debt discount; other income (expense), net; foreign currency transaction gain (loss); income tax (benefit) expense; loss from discontinued operations; noncontrolling interest; share-based compensation expense; acquisition related costs, other costs and depreciation and amortization expense.

Management believes that Adjusted EBITDA is significant to gaining an understanding of HC2’s results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and other adjustments can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-US GAAP measurements are useful supplemental information, such adjusted results are not intended to replace HC2’s US GAAP financial results.

Conference Call

HC2 Holdings, Inc. will host a live conference call to discuss its results on Monday, November 2, 2015 at 10:00 a.m. Eastern Daylight Time. To join the event, participants may call 1.866.395.3893 (U.S. callers) or 1.678.509.7540 (international callers), using conference ID number 53945900. Alternatively, a live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website, www.HC2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. These statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the ability of HC2's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions, trading characteristics of the HC2 common stock, the ability of HC2 and its subsidiaries to identify any suitable future acquisition opportunities, our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions, integrating financial reporting of acquired or target businesses, completing pending and future acquisitions, including our pending acquisition of United Teacher Associates Insurance Company and Continental General Insurance Company, and dispositions, litigation and other contingent liabilities, changes in regulations, taxes and risks that may affect the performance of the operating subsidiaries of HC2. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across six reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences and Other. Currently, HC2’s largest operating subsidiaries are Schuff International, Inc., a leading structural steel fabricator and erector in the United States, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in Herndon, Virginia.

For More Information on HC2 Holdings, Inc., Please Contact:

Ashleigh Douglas
ir@HC2.com
212-339-5875

HC2 HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Services revenue	$151,933	$41,267	$373,492	$126,731
Sales revenue	125,534	138,166	386,765	192,642
Net revenue	277,467	179,433	760,257	319,373
Operating expenses:
Cost of revenue - services	138,099	39,464	334,608	120,101
Cost of revenue - sales	103,375	119,175	324,820	162,505
Selling, general and administrative	27,830	20,246	77,359	40,482
Depreciation and amortization	6,593	921	16,835	1,475
Gain on sale or disposal of assets	(1,957)	(448)	(986)	(81)
Lease termination costs	1,124	—	1,124	—
Total operating expenses	275,064	179,358	753,760	324,482
Income (loss) from operations	2,403	75	6,497	(5,109)
Interest expense	(10,343)	(2,103)	(28,992)	(3,116)
Amortization of debt discount	(40)	(805)	(216)	(1,381)
Loss on early extinguishment or restructuring of debt	—	(6,947)	—	(6,947)
Other income (expense), net	1,216	(1,092)	(3,528)	524
Foreign currency transaction gain	1,099	170	2,150	573
Loss from continuing operations before income (loss) from equity investees and income tax benefit (expense)	(5,665)	(10,702)	(24,089)	(15,456)
Income (loss) from equity investees	535	(288)	(724)	(288)
Income tax benefit (expense)	649	(4,515)	4,018	(6,470)
Loss from continuing operations	(4,481)	(15,505)	(20,795)	(22,214)
Loss from discontinued operations	(24)	(106)	(44)	(62)
Gain (loss) from sale of discontinued operations	—	663	—	(121)
Net loss	(4,505)	(14,948)	(20,839)	(22,397)
Less: Net income attributable to noncontrolling interest	(65)	(931)	(8)	(1,990)
Net loss attributable to HC2 Holdings, Inc.	(4,570)	(15,879)	(20,847)	(24,387)
Less: Preferred stock dividends and accretion	1,035	1,004	3,212	1,204
Net loss attributable to common stock and participating preferred stockholders	$(5,605)	$(16,883)	$(24,059)	$(25,591)
Basic loss per common share:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.22)	$(0.75)	$(0.96)	$(1.38)
Gain (loss) from sale of discontinued operations	—	0.03	—	(0.01)
Net loss attributable to HC2 Holdings, Inc.	$(0.22)	$(0.72)	$(0.96)	$(1.39)
Diluted loss per common share:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.22)	$(0.75)	$(0.96)	$(1.38)
Gain (loss) from sale of discontinued operations	—	0.03	—	(0.01)
Net loss attributable to HC2 Holdings, Inc.	$(0.22)	$(0.72)	$(0.96)	$(1.39)
Weighted average common shares outstanding:
Basic	25,592	23,372	25,093	18,348
Diluted	25,592	23,372	25,093	18,348

HC2 HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$81,066	$107,978
Short-term investments	3,625	4,867
Accounts receivable (net of allowance for doubtful accounts receivable of $1,576 and $2,760 at September 30, 2015 and December 31, 2014, respectively)	187,474	151,558
Costs and recognized earnings in excess of billings on uncompleted contracts	37,266	28,098
Deferred tax asset - current	1,701	1,701
Inventories	14,408	14,975
Prepaid expenses and other current assets	27,835	22,455
Assets held for sale	6,349	3,865
Total current assets	359,724	335,497
Restricted cash	7,196	6,467
Long-term investments	77,154	48,674
Property, plant and equipment, net	221,842	239,851
Goodwill	30,665	27,990
Other intangible assets, net	26,674	31,144
Deferred tax asset - long-term	23,571	15,811
Other assets	18,201	18,614
Total assets	$765,027	$724,048
Liabilities, temporary equity and stockholders' equity
Current liabilities:
Accounts payable	$65,573	$79,794
Accrued interconnection costs	36,689	9,717
Accrued payroll and employee benefits	22,127	20,023
Accrued expenses and other current liabilities	48,338	34,042
Billings in excess of costs and recognized earnings on uncompleted contracts	20,045	41,959
Accrued income taxes	1,470	512
Accrued interest	11,567	3,125
Current portion of long-term debt	13,454	10,444
Current portion of pension liability	—	5,966
Total current liabilities	219,263	205,582
Long-term debt	374,404	332,927
Pension liability	27,664	31,244
Other liabilities	8,151	1,617
Total liabilities	629,482	571,370
Commitments and contingencies
Temporary equity
Preferred stock, $0.001 par value – 20,000,000 shares authorized; Series A - 30,000 shares issued and outstanding at September 30, 2015 and December 31, 2014; Series A-1 - 10,000 and 11,000 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively; Series A-2 - 14,000 and 0 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	53,403	39,845

	September 30, 2015	December 31, 2014
Stockholders' equity:
Common stock, $0.001 par value – 80,000,000 shares authorized; 25,623,982 and 23,844,711 shares issued and 25,592,356 and 23,813,085 shares outstanding at September 30, 2015 and December 31, 2014, respectively	26	24
Additional paid-in capital	151,662	147,081
Accumulated deficit	(62,727)	(41,880)
Treasury stock, at cost – 31,626 shares at September 30, 2015 and December 31, 2014, respectively	(378)	(378)
Accumulated other comprehensive loss	(28,273)	(15,178)
Total HC2 Holdings, Inc. stockholders' equity before noncontrolling interest	60,310	89,669
Noncontrolling interest	21,832	23,164
Total stockholders' equity	82,142	112,833
Total liabilities, temporary equity and stockholders' equity	$765,027	$724,048

HC2 HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(20,839)	$(22,397)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts receivable	325	(114)
Share-based compensation expense	6,943	1,725
Depreciation and amortization	22,570	4,071
Amortization of deferred financing costs	1,030	288
Lease termination costs	1,124	—
(Gain) loss on sale or disposal of assets	(986)	635
(Gain) loss on sale of investments	(399)	(437)
Equity investment (income)/loss	724	288
Amortization of debt discount	216	1,381
Unrealized (gain) loss on investments	(32)	—
Loss on early extinguishment of debt	—	6,947
Deferred income taxes	(8,143)	1
Other, net	225	—
Unrealized foreign currency transaction (gain) loss on intercompany and foreign debt	90	57
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(36,099)	6,037
(Increase) decrease in costs and recognized earnings in excess of billings on uncompleted contracts	(9,253)	522
(Increase) decrease in inventories	455	(1,984)
(Increase) decrease in prepaid expenses and other current assets	(4,799)	25,539
(Increase) decrease in other assets	1,483	1,558
Increase (decrease) in accounts payable	(15,675)	1,751
Increase (decrease) in accrued interconnection costs	26,915	(2,618)
Increase (decrease) in accrued payroll and employee benefits	2,936	3,055
Increase (decrease) in accrued expenses and other current liabilities	18,406	(3,785)
Increase (decrease) in billings in excess of costs and recognized earnings on uncompleted contracts	(21,933)	(7,695)
Increase (decrease) in accrued income taxes	2,060	(2,198)
Increase (decrease) in accrued interest	8,442	502
Increase (decrease) in other liabilities	(720)	(1,371)
Increase (decrease) in pension liability	(8,665)	—
Net cash (used in) provided by operating activities	(33,599)	11,758

	Nine Months Ended September 30,
	2015	2014
Cash flows from investing activities:
Purchase of property, plant and equipment	(16,751)	(4,064)
Sale of property and equipment and other assets	4,994	3,696
Purchase of equity investments	(11,506)	(15,363)
Sale of equity investments	1,026	—
Sale of assets held for sale	1,479	—
Purchase of available-for-sale securities	(10,857)	(3,277)
Sale of available-for-sale securities	5,850	24
Investment in debt securities	(19,347)	(250)
Sale of investments	—	1,111
Cash paid for business acquisitions, net of cash acquired	(568)	(163,510)
Purchase of noncontrolling interest	(239)	(6,978)
Contribution by noncontrolling interest	—	15,500
Receipt of dividends from equity investees	2,448	—
(Increase) decrease in restricted cash	(727)	—
Net cash used in investing activities	(44,198)	(173,111)
Cash flows from financing activities:
Proceeds from long-term obligations	425,527	492,068
Principal payments on long-term obligations	(379,037)	(294,237)
Payment of fees on restructuring of debt	—	(837)
Payment of deferred financing costs	(1,137)	—
Proceeds from sale of common stock, net	—	6,000
Proceeds from sale of preferred stock, net	14,033	39,765
Proceeds from the exercise of warrants and stock options	—	24,344
Payment of dividends	(3,855)	(750)
Taxes paid in lieu of shares issued for share-based compensation	—	(41)
Net cash provided by financing activities	55,531	266,312
Effects of exchange rate changes on cash and cash equivalents	(4,646)	(2,217)
Net change in cash and cash equivalents	(26,912)	102,742
Cash and cash equivalents, beginning of period	107,978	8,997
Cash and cash equivalents, end of period	$81,066	$111,739

HC2 HOLDINGS, INC.

PRO FORMA NET REVENUE

(in thousands)

	Three Months Ended September 30,
	2015		2014 Actual		2014 Pro Forma		2015 Compared to 2014 Pro Forma
(in thousands)	Net Revenue	% of Total	Net Revenue	% of Total	Net Revenue	% of Total	Variance	Variance %
Telecommunications	$116,872	42.1%	$41,267	23.0%	$41,267	18.4%	$75,605	183.2%
Manufacturing	122,932	44.3%	137,706	76.7%	137,706	61.5%	(14,774)	(10.7)%
Marine Services	35,062	12.6%	—	—%	44,393	19.8%	(9,331)	(21.0)%
Utilities	1,841	0.7%	460	0.3%	561	0.3%	1,280	228.2%
Other	760	0.3%	—	—%	—	—%	760	100.0%
Total Net Revenue	$277,467	100.0%	$179,433	100.0%	$223,927	100.0%	$53,540	23.9%
Less net revenue from:
Marine Services					(44,393)
Utilities					(101)
Total Net Revenue - Actual					$179,433
	Nine Months Ended September 30,
	2015		2014 Actual		2014 Pro Forma		2015 Compared to 2014 Pro Forma
(in thousands)	Net Revenue	% of Total	Net Revenue	% of Total	Net Revenue	% of Total	Variance	Variance %
Telecommunications	$267,554	35.2%	$126,731	39.7%	$126,731	20.1%	$140,823	111.1%
Manufacturing	380,783	50.1%	192,182	60.2%	369,923	58.7%	10,860	2.9%
Marine Services	105,939	13.9%	—	—%	132,215	21.0%	(26,276)	(19.9)%
Utilities	4,432	0.6%	460	0.1%	1,166	0.2%	3,266	280.1%
Other	1,549	0.2%	—	—%	—	—%	1,549	100.0%
Total Net Revenue	$760,257	100.0%	$319,373	100.0%	$630,035	100.0%	$130,222	20.7%
Less net revenue from:
Manufacturing					(177,741)
Marine Services					(132,215)
Utilities					(706)
Total Net Revenue - Actual					$319,373

HC2 HOLDINGS, INC.

ADJUSTED EBITDA

(in thousands)

	Three Months Ended September 30, 2015
	Manufacturing	Marine Services	Manufacturing and Marine Services	Telecommunications	Corporate	Other (1)	HC2
Net income (loss)	$7,116	$8,016	$15,132	$(362)	$(12,549)	$(6,791)	$(4,570)
Adjustments to reconcile net income (loss) to Adjusted EBIT:
(Gain) loss on sale or disposal of assets	(990)	(968)	(1,958)	—	—	1	(1,957)
Lease termination costs	—	—	—	1,124	—	—	1,124
Interest expense	354	929	1,283	—	9,050	10	10,343
Amortization of debt discount	—	—	—	—	40	—	40
Other (income) expense, net	(141)	(214)	(355)	1	(873)	11	(1,216)
Foreign currency transaction (gain) loss	—	(937)	(937)	(163)	1	—	(1,099)
Income tax (benefit) expense	5,284	130	5,414	—	(6,063)	—	(649)
Loss from discontinued operations	—	—	—	—	—	24	24
Noncontrolling interest	383	—	383	—	—	(318)	65
Share-based payment expense	—	—	—	—	2,322	22	2,344
Acquisition related costs	—	—	—	—	2,732	—	2,732
Other costs	—	—	—	109	—	—	109
Adjusted EBIT	12,006	6,956	18,962	709	(5,340)	(7,041)	7,290
Depreciation and amortization	513	5,085	5,598	98	—	897	6,593
Depreciation and amortization (included in cost of revenue)	1,928	—	1,928	—	—	—	1,928
Foreign currency (gain) loss (included in cost of revenue)	—	(1,739)	(1,739)	—	—	—	(1,739)
Adjusted EBITDA	$14,447	$10,302	$24,749	$807	$(5,340)	$(6,144)	$14,072
(1)	Other includes Utilities, Life Sciences and income (loss) from equity investees not included in our Marine Services segment.

	Nine Months Ended September 30, 2015
	Manufacturing	Marine Services	Manufacturing and Marine Services	Telecommunications	Corporate	Other (1)	HC2
Net income (loss)	$16,182	$19,983	$36,165	$(299)	$(39,083)	$(17,630)	$(20,847)
Adjustments to reconcile net income (loss) to Adjusted EBIT:
(Gain) loss on sale or disposal of assets	(69)	(968)	(1,037)	50	—	1	(986)
Lease termination costs	—	—	—	1,124	—	—	1,124
Interest expense	1,064	2,888	3,952	—	25,007	33	28,992
Amortization of debt discount	—	—	—	—	216	—	216
Other (income) expense, net	(164)	(251)	(415)	(5)	3,941	7	3,528
Foreign currency transaction (gain) loss	—	(1,842)	(1,842)	(309)	1	—	(2,150)
Income tax (benefit) expense	12,188	142	12,330	—	(16,348)	—	(4,018)
Loss from discontinued operations	20	—	20	—	—	24	44
Noncontrolling interest	967	—	967	—	—	(959)	8
Share-based payment expense	—	—	—	—	6,921	22	6,943
Acquisition related costs	—	—	—	—	4,701	—	4,701
Other costs	—	—	—	109	—	—	109
Adjusted EBIT	30,188	19,952	50,140	670	(14,644)	(18,502)	17,664
Depreciation and amortization	1,490	13,196	14,686	294	—	1,855	16,835
Depreciation and amortization (included in cost of revenue)	5,735	—	5,735	—	—	—	5,735
Foreign currency (gain) loss (included in cost of revenue)	—	(804)	(804)	—	—	—	(804)
Adjusted EBITDA	$37,413	$32,344	$69,757	$964	$(14,644)	$(16,647)	$39,430
(1)	Other includes Utilities, Life Sciences and income (loss) from equity investees not included in our Marine Services segment.

	Three Months Ended	Nine Months Ended
	September 30, 2014
Net income (loss)	$(15,879)	$(24,387)
Adjustments to reconcile net income (loss) to Adjusted EBIT:
(Gain) loss on sale or disposal of assets	(448)	(81)
Lease termination costs	—	—
Interest expense	2,103	3,116
Amortization of debt discount	805	1,381
Loss on early extinguishment or restructuring of debt	6,947	6,947
Other (income) expense, net	1,092	(524)
Foreign currency transaction (gain) loss	(170)	(573)
Income tax (benefit) expense	4,515	6,470
Loss from discontinued operations	106	62
(Gain) loss from sale of discontinued operations	(663)	121
Noncontrolling interest	931	1,990
Share-based payment expense	719	1,725
Acquisition related costs	5,345	8,663
Other costs	—	—
Adjusted EBIT	5,403	4,910
Depreciation and amortization	921	1,475
Depreciation and amortization (included in cost of revenue)	2,107	2,589
Foreign currency (gain) loss (included in cost of revenue)	—	—
Adjusted EBITDA	$8,431	$8,974